(FRONT OF CERTIFICATE)

                             [LOGO] XOX CORPORATION

Number                                                           Shares
------                                                           ------
XOXC-                                                       SEE REVERSE SIDE
                                                         FOR CERTAIN DEFINITIONS
                                                         -----------------------
                                                         |                     |
                                                         |  CUSIP 98412Y 10 1  |
                                                         |                     |
                                                         -----------------------

                                 XOX CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         THIS CERTIFIES THAT

                                    SPECIMEN

         is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                          $.025 PAR VALUE PER SHARE, OF

                                 XOX COPORATION

         transferable on the books of the Corporation by the holder hereof in person or by authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

         WITNESS the facsimile signatures of its duly authorized officers.

         Dated:


         /s/ Elizabeth A. Klein                       /s/ Lawrence W. McGraw
             SECRETARY                                    PRESIDENT

         Countersigned and Registered:
                  NORWEST BANK MINNESOTA, N.A.
                  Transfer Agent and Registrar

         By
                  Authorized Signature



                              (BACK OF CERTIFICATE)

                                 XOX CORPORATION

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by entireties
JT TEN - as joint tenants with right of survivorship
           and not as tenants in common

UTMA - ________ Custodian __________
       (Cust)               (Minor)
         under Uniform Transfer to Minors
         Act _________________________
                   (State)

    Additional abbreviations may also be used though not in the above list.

For value received _________ hereby sell, assign and transfer unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE
                     -------------------------------------
                     |                                   |
                     |                                   |
                     -------------------------------------

________________________________________________________________________________


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

__________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated______________________

___________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARG.EMENT OR ANY CHANGE WHATEVER


SIGNATURE GUARANTEED



                                    (FRONT)


                              WARRANT CERTIFICATE


                                XOX CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

UNIT NUMBER                                           WARRANTS
-----------                                           --------
  XOXCW

                                             WARRANT CUSIP 98412Y 12 7
                                        SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY that

or registered assigns is the owner (the "Registered Owner") of the number of redeemable warrants ("warrants") specified above, each of which entitles the Registered Owner to purchase one fully paid and nonassessable share of the Common Stock, $.025 par value (the "Common Stock") of XOX Corporation, a Delaware corporation (the "Company) at any time during the period commencing six months after the date the Registration Statement on Form SB-2 (No. 333-05112-C) was initially declared effective by the Securities and Exchange Commission (the "Effective Date"), and prior to 5:00 P.M. Central Time on the last day of the three year period commencing on the Effective Date, at an exercise price of $8.00 per share (the "Exercise Price"), in lawful money of the United States of America. The Warrants are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), by and between the Company and Norwest Bank Minnesota, N.A., as Warrant Agent. In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock available for purchase upon the exercise of each Warrant are subject to modification or adjustment. After six months from the Effective Date, the Warrants are subject to redemption by the Company, at a redemption price of $.01 per Warrant, at any time on not less than 30 days' notice, provided the closing bid price equals or exceeds (i) $10.50 per Unit or (ii) $9.50 per share of the Company's Common Stock (subject to adjustment in the event of any stock splits or other similar events) during any 20 consecutive trading days prior to such notice.

Prior to due presentment for registration of transfer hereof the Company and the Transfer Agent and Registrar may deem and treat the Registered Owner as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Transfer Agent and Registrar) for all purposes and shall not be affected by any notice to the contrary.

The Warrants covered by this Warrant Certificate are subject to the terms of the Warrant Agreement. The Warrant Agreement is available at the offices of the Transfer Agent and Registrar. The Warrant Agreement is incorporated herein by this reference and made a part hereof and reference is hereby made thereto for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to conflicts of laws.

This Warrant Certificate shall not be valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized.


DATED:

COUNTERSIGNED AND REGISTERED:

NORWEST BANK MINNESOTA, N.A.
                    TRANSFER AGENT AND REGISTRAR

By:
                    Authorized Signature

XOX CORPORATION



By /s/ Lawrence W. McGraw
          President



By /s/ Elizabeth A. Klein
    Secretary





                                     (BACK)


                                XOX CORPORATION


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

UNIF GIFT MIN ACT - _______ Custodian ________
                    (Cust)             (Minor)
Under Uniform Gifts to Minors Act

_________________________________
            (State)



              INSTRUCTIONS FOR REGISTRATION OF WARRANT CERTIFICATES

Name ___________________________________________________________________________
                            (Print in Block Letters)
Address_________________________________________________________________________

________________________________________________________________________________
                                   ASSIGNMENT

FOR VALUE RECEIVED, _______________________________ does hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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|                                  |
|                                  |
------------------------------------

________________________________________________________________________________
(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

___________ Redeemable Warrants to purchase one share of Common Stock of XOX Corporation, as represented by the within Certificate, and does hereby irrevocably constitute and appoint

_______________________________________________________________________ attorney to transfer the said Warrants on the books of XOX Corporation with full power of substitution in the premises.

Dated: ___________________________, 19___    Signature: ________________________

NOTICE: The signature to the Exchange Form or Assignment must correspond with the name as written upon the face of the within Certificate in every particular without alteration or enlargement or any change whatsoever. The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

                                              __________________________________
                                                    Signature Guarantee

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.